SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 4, 2000

                                  PROXYMED, INC
             (Exact name of registrant as specified in its charter)

    FLORIDA                      000-22052                      65-0202059
    -------                      ---------                      ----------
(State or other            (Commission File No.)               (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)

                                 2555 DAVIE ROAD
                                    SUITE 110
                          FT. LAUDERDALE, FLORIDA 33317
                    (Address of principal executive offices)

                                  954-473-1001
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         Effective May 4, 2000, ProxyMed, Inc. (the "Company") entered into a Redemption and Exchange Agreement (the "Redemption Agreement") with holders of $13,000,000 of its $15,000,000 Series B Convertible Preferred Stock (the "Preferred Stock"). Under the terms of the Redemption Agreement, the Company is required to immediately redeem $4,000,000 of the Preferred Stock, and is required to redeem an additional $2,500,000 of the Preferred Stock on each of June 19, 2000, August 1, 2000, and August 31, 2000, and an additional $1,500,000 of the Preferred Stock on September 29, 2000. The Redemption Agreement provides that the redemption of the Preferred Stock will be made at 116.5% of the Conversion Amount (as defined in the Articles of Incorporation of the Company, as amended) of such Preferred Stock on the date of such redemption. The Redemption Agreement also provides that certain warrants issued to the holders of the Preferred Stock subject to the Redemption Agreement are being exchanged for new warrants (the "Exchanged Warrants") with an exercise price of $1.50 per share. In addition, such holders are receiving, in the aggregate, 650,000 additional warrants (the "New Warrants") at an exercise price of $1.50 per share. Under the terms of the Redemption Agreement, the Company has agreed to pay the holders of Preferred Stock subject to such agreement the aggregate amount of $4,333,333 if there is a change of control of the Company on or before December 23, 2002. The redemptions of the Preferred Stock in accordance with the Redemption Agreement are subject to certain closing conditions on each date of redemption. So long as the Company remains in compliance with the terms of the Redemption Agreement, such holders are prohibited from converting their shares of Preferred Stock into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). Among other things, the Redemption Agreement requires that the Company secure shareholder approval of the issuance of the Preferred Stock and the transactions related thereto, on or before the earlier of i) July 17, 2000 and ii) the date which is 40 days after the Company learns that no review of its Proxy Statement for the shareholder meeting will be made by the staff of the Securities and Exchange Commission (the "SEC") or that the staff of the SEC has no further comments on the Proxy Statement.

         The Company has not entered into an agreement to redeem the shares of Preferred Stock held by the holder of $2,000,000 of the Preferred Stock. As of May 8, 2000, this holder had given the Company notice of its intention to convert 1,690 shares of the Preferred Stock into an aggregate of 1,401,516 shares of the Company's Common Stock. Following such conversions, such holder will continue to hold 310 shares of Preferred Stock.

         In order for the Company to comply with the terms of the Redemption Agreement and continue to fund its operating requirements, the Company will be required to raise significant amounts of additional capital. The Redemption Agreement provides that the Company must raise at least $4,000,000 of additional funds by June 17, 2000, an aggregate of $9,000,000 of additional funds by July 31, 2000, and an aggregate of $13,000,000 of additional funds by August 30, 2000. The Company, however, may need or elect to raise additional funds in excess of such amounts prior to or after such dates. The Company's capital requirements will depend on many factors, including the Company's ability to meet the conditions under the Redemption Agreement, the problems, delays, expenses and complications frequently encountered by other eHealth companies; the costs associated with developing improved products and services in response to technological changes; the costs associated with any marketing or other arrangements; changes in economic, regulatory, or competitive conditions on the Company's business; and the cost of retaining management personnel.

         To satisfy its capital requirements, the Company may seek to raise funds in the public or private capital markets. The Company's ability to raise additional funds may be adversely affected if, among other things, the Company is unable to meet the terms and conditions set

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forth in the Redemption Agreement or if the Company does not continue to improve its operating performance and achieve increased market acceptance of its products and services. There can be no assurance that any additional funding will be available to the Company, or if available, that it will be available on acceptable terms. If adequate funds are not available, the Company will not be able to meet the conditions set forth in the Redemption Agreement and the holders of the Preferred Stock would be entitled to exercise their conversion and other rights under the terms of the designations for the Preferred Stock and the Redemption Agreement. If the Company is successful in obtaining additional financing, the terms of the financing may have the effect of significantly diluting or adversely affecting the holdings or the rights of the holders of Common Stock.

         The foregoing summary of certain aspects of the Redemption Agreement, the Exchanged Warrants and the New Warrants is not intended to be complete and is qualified by such documents, which are attached as exhibits to this Report on Form 8-K, and by the documentation entered into in connection with the original issuance of the Preferred Stock on December 23, 1999, which are attached as exhibits to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 1999.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         EXHIBIT NO.                        DESCRIPTION

         4.1 Form of Exchanged Warrant to Purchase Common Stock of ProxyMed, Inc., dated May 4, 2000, issued to certain holders of the ProxyMed Series B Convertible Preferred Stock.

         4.2 Form of New Warrant to Purchase Common Stock of ProxyMed, Inc., dated May 4, 2000, issued to certain holders of the ProxyMed Series B Convertible Preferred Stock.

         4.3 Registration Rights Agreement dated as of May 4, 2000 between ProxyMed, Inc. and certain holders of the ProxyMed Series B Convertible Preferred Stock.

         10.27 Redemption and Exchange Agreement dated as of May 4, 2000 between ProxyMed, Inc. and certain holders of ProxyMed's Series B Convertible Preferred Stock.

         99.1     Press Release issued on May 2, 2000.

         99.2     Press Release issued on May 5, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PROXYMED, INC.

                                     By: /s/ Bennett Marks
                                        ----------------------------------------
                                     Name: Bennett Marks
                                     Title: Executive Vice President - Finance,
                                            Chief Financial Officer

Dated:  May 8, 2000

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                                  EXHIBIT INDEX

     EXHIBIT NO.                      DESCRIPTION
     -----------                      -----------
         4.1 Form of Exchanged Warrant to Purchase Common Stock of ProxyMed, Inc., dated May 4, 2000, issued to certain holders of the ProxyMed Series B Convertible Preferred Stock.

         4.2 Form of New Warrant to Purchase Common Stock of ProxyMed, Inc., dated May 4, 2000, issued to certain holders of the ProxyMed Series B Convertible Preferred Stock.

         4.3 Registration Rights Agreement dated as of May 4, 2000 between ProxyMed, Inc. and certain holders of the ProxyMed Series B Convertible Preferred Stock.

         10.27 Redemption and Exchange Agreement dated as of May 4, 2000 between ProxyMed, Inc. and certain holders of ProxyMed's Series B Convertible Preferred Stock.

         99.1     Press Release issued on May 2, 2000.

         99.2     Press Release issued on May 5, 2000.